UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

WELLCARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8725 Henderson Road, Renaissance One Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2005, the Registrant received an executed Contract between the Indiana Office of Medicaid Policy, the Office of Children’s Health Insurance Program and Harmony Health Plans of Illinois, Inc., a wholly-owned subsidiary of the Registrant (“Harmony IL”) pursuant to which Harmony IL will arrange or administer Medicaid services in the State of Indiana in exchange for a monthly capitated fee for the period ended December 31, 2006. A copy of this agreement is attached as Exhibit 10.1 to this Current Report.

In addition, on January 18, 2005, the Registrant received an executed amendment to the Medicaid Managed Care Model Contracts between WellCare of New York, Inc., a wholly-owned subsidiary of the Registrant and Columbia County, New York. Among other matters, the amendments amend the definitions of Covered Services and Non-Covered Services. A copy of the amendment is attached as Exhibit 10.2 to this Current Report.

In the interest of providing its shareholders with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the Securities and Exchange Commission. The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Contract between the Indiana Office of Medicaid Policy, the Office of Children’s Health Insurance Program and Harmony Health Plans of Illinois, Inc.

10.2	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Columbia County, New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.

Date: January 20, 2005	/s/ THADDEUS BEREDAY
Thaddeus Bereday
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Contract between the Indiana Office of Medicaid Policy, the Office of Children’s Health Insurance Program and Harmony Health Plans of Illinois, Inc.

10.2	Amendment to Medicaid Managed Care Model Contract between WellCare of New York, Inc. and Columbia County, New York.